Exhibit 99.1

Ormat Technologies Contact: Smadar Lavi VP Corporate Finance and Head of Investor Relations 775-356-9029 (ext. 65726) slavi@ormat.com	Investor Relations Agency Contact: Rob Fink FNK IR 646-415-8972 rob@FNKIR.com

ORMAT TECHNOLOGIES REPORTS THIRD QUARTER 2020 FINANCIAL RESULTS

FAVORABLE SETTLEMENT WITH THE KENYAN TAX AUTHORITIES;

Operating income increased 33.5% over last year;

IMPROVED CASH FLOW FROM OPERATION SUPPORTED BY COLLECTION IN HONDURAS AND KENYA

RENO, NV. November 3, 2020 – Ormat Technologies, Inc.1 (NYSE: ORA) today announced financial results for the third quarter ended September 30, 2020.

KEY FINANCIAL RESULTS

	Q3 2020	Q3 2019	Change (%)
Revenues ($ millions)
Electricity	123.7	124.0	(0.3)
Product	29.6	43.0	(31.2)
Energy Storage & Management Services	5.7	3.5	62.5
Total Revenues	158.9	170.5	(6.8)

Gross margin (%)
Electricity	38.0%	35.4%
Product	18.9%	27.8%
Energy Storage & Management Services	25.6%	(9.3)%
Gross margin (%)	34.0%	32.5%

Operating Income ($ millions)	51.7	38.7	33.5

Net income attributable to the Company’s stockholders	15.7	15.6	0.5

Diluted EPS ($)	0.31	0.30
Adjusted EBITDA[2] ($ millions)	107.1	85.5	25.3

1 Ormat Technologies, Inc. is also referred to herein as the “Company”, “Ormat”, “we” or “us”

2 Reconciliation is set forth below in this release

“Our third quarter results reflect the strength of our business model and our operating execution,” commented Doron Blachar, Chief Executive Officer. “Ormat delivered double-digit increases in year-over-year operating income and Adjusted EBITDA, and made progress with its efforts to grow its Electricity and Storage segments. Subsequent to the end of the quarter, we reached a favorable settlement and resolved the most significant tax assessment issued by the Kenya Revenue Authority (KRA). We are updating our full-year 2020 revenue guidance range and increasing our expected 2020 Adjusted EBITDA.”

“This quarter also delivered strong cashflow from operations and Adjusted EBITDA, driven mainly by a $20.1 million payment received from ENEE, our customer in Honduras, for prior years’ outstanding invoices, and improved collection from KPLC, our customer in Kenya. KPLC has made all scheduled payments for the third quarter and has started reducing overdue amount in October. In addition, we received $20.4 million business interruption insurance proceeds related to the 2018 volcanic eruption in Hawaii.”

“Furthermore, in the product segment, we signed a $12.2 million contract and we anticipate the signing of additional contract in late 2020 or early 2021, even though this segment of our business is most directly impacted by the COVID-19 pandemic,” continued Blachar. “We are encouraged by our storage segment results, which delivered its second consecutive quarter of positive EBITDA. The results were supported by the addition of the newly acquired Pomona storage facility as well as the volatility in merchant prices, which has driven increased revenues and profitability in our storage activity in the quarter."

FINANCIAL and Business HIGHLIGHTS FOR THE THIRD QUARTER OF 2020

•	Net income attributable to the Company's stockholders was $15.7 million, or $0.31 per diluted share, compared to $15.6 million, or $0.30 per diluted share in Q3 2019;

•	Adjusted EBITDA[3] increased 25.3% to $107.1 million, up from $85.5 million in Q3 2019;

•

Net income attributable to the Company’s stockholders benefited from an $8.1 million in insurance income related to our Puna power plant(representing Ormat’s 63.25% portion after tax), partially offset by non-cash charges of $1.4 million related to the Sarulla power plants. Additionally, a recent change in U.S. tax law resulted in a $3.7 million charge. In aggregate, these factors positively impacted our diluted EPS by 5.9 cents;

•

In Kenya, Ormat concluded a tax audit by the Kenya Revenue Authority (KRA) related to a $190 million tax assessment issued in December 2019 and reached a favorable settlement with the KRA. The total net estimated impact on Ormat’s results, all of which will be recorded in Q4 2020 is approximately $6 million, or $0.12 per diluted share, including all associated interest and penalties. The settlement covered tax years 2013 through 2019, and included deferral of tax benefits that were previously utilized by Ormat, resulting in a payment to the KRA of $28.2 million most of which the Company expects to recover through lower future tax payments;

•

At the Puna power plant, construction of the electrical substation and transmission lines is completed, and the power plant is currently connected to the transmission lines. On the field side, the Company connected one new production well to the power plant and is in the process of connecting a second production well. The Company expects to start generating power in the next few weeks with a gradual increase in generation to 29 MW by the end of the year, although the exact timing remains uncertain;

•	Ormat signed a new $12.2 million contract, which resulted in a Product segment backlog of $49.6 million as of November 3, 2020;

•

Electricity segment gross profit for the third quarter 2020 included $2.6 million of business interruption insurance income recorded under Puna’s cost of revenues. In the third quarter 2019, the Company recorded business interruption insurance income of $1.2 million under Puna’s cost of revenues;

•

In October 2020, Ormat announced the signing of two Resource Adequacy Agreements, each for 50% of its 5 MW / 20 MWh Tierra Buena battery energy storage project currently under development in Sutter County, northern California. The agreements were signed with two Community Choice Aggregators, Redwood Coast Energy Authority and Valley Clean Energy;

•

In September 2020, Ormat announced that Empresa Nacional de Energia Electrica, (ENEE), Ormat’s customer for our Platanares geothermal power plant in Honduras, has paid a $20.1 million overdue payment that was outstanding from prior years;

3 Reconciliation is set forth below in this release

•

In July 2020, Ormat completed the acquisition of the 20MW/80MWh Pomona energy storage asset in California from Alta Gas for a total net consideration of $43.3 million. The facility is the Company’s first operational battery storage asset in operation in California, increasing its existing operating portfolio to 73MW/136MWh including its battery storage assets located in New Jersey, New England and Texas; and

•

In July 2020, Ormat issued approximately $290 million of senior unsecured bonds in an unregistered offering outside of the United States. The bonds bear interest at a fixed rate of 4.34% payable semi-annually on June 15 and December 15 through June 15, 2031. The Company used the proceeds to pay for the acquisition of the Pomona battery storage facility, repay existing indebtedness and to support its growth plans.

2020 GUIDANCE

●	Total revenues of between $707 million and $717 million

o

Electricity segment revenues between $550 million and $555 million (including approximately $6 million of expected revenues related to the Puna power plant, assuming its reopening in the fourth quarter)

o	Product segment revenues of between $142 million and $147 million

o	Energy Storage and Management Services segment revenues of approximately $15 million

●	Adjusted EBITDA of between $417 million and $425 million

o	Adjusted EBITDA attributable to minority interest to be approximately $34 million.

The Company provides a reconciliation of Adjusted EBITDA, a Non-GAAP financial measure, for historical periods. However, the Company is unable to provide a reconciliation for its Adjusted EBITDA guidance range due to high variability and complexity with respect to estimating forward-looking amounts for impairments and disposition and acquisition of business interests, income tax expense, and other non-cash expenses and adjusting items that are excluded from the calculation of Adjusted EBITDA.

DIVIDEND

On November 3, 2020, the Company’s Board of Directors declared, approved, and authorized payment of a quarterly dividend of $0.11 per share pursuant to the Company’s dividend policy. The dividend will be paid on December 2, 2020 to stockholders of record as of the close of business on November 18, 2020.

CONFERENCE CALL DETAILS

Ormat will host a conference call to discuss its financial results and other matters discussed in this press release on Wednesday, November 4th, at 10 a.m. ET. The call will be available as a live, listen-only webcast at investor.ormat.com. During the webcast, management will refer to slides that will be posted on the website. The slides and accompanying webcast can be accessed through the News & Events in the Investor Relations section of Ormat’s website.

An archive of the webcast will be available approximately 60 minutes after the conclusion of the live call.

Investors may access the call by dialing:

Participant dial in (toll free):	1-877-511-6790
Participant international dial-in:	1-412-902-4141

Conference replay

US Toll Free:	1-877-344-7529
International Toll:	1-412-317-0088
Replay Access Code:	10149112

ABOUT ORMAT TECHNOLOGIES

With over five decades of experience, Ormat Technologies, Inc. is a leading geothermal company and the only vertically integrated company engaged in geothermal and recovered energy generation (“REG”), with the objective of becoming a leading global provider of renewable energy. The Company owns, operates, designs, manufactures and sells geothermal and REG power plants primarily based on the Ormat Energy Converter – a power generation unit that converts low-, medium- and high-temperature heat into electricity. With 63 U.S. patents, Ormat’s power solutions have been refined and perfected under the most grueling environmental conditions. Ormat has 578 employees in the United States and 830 overseas. Ormat’s flexible, modular solutions for geothermal power and REG are ideal for vast range of resource characteristics. The Company has engineered, manufactured and constructed power plants, which it currently owns or has installed to utilities and developers worldwide, totaling over 3,000 MW of gross capacity. Ormat’s current 933 MW generating portfolio is spread globally in the U.S., Kenya, Guatemala, Indonesia, Honduras, and Guadeloupe. Ormat expanded its operations to provide energy storage and energy management solutions, by leveraging its core capabilities and global presence as well as through its Viridity Energy Solutions Inc. subsidiary.

ORMAT’S SAFE HARBOR STATEMENT

Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to Ormat's plans, objectives and expectations for future operations and are based upon its management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties.

For a discussion of such risks and uncertainties, see "Risk Factors" as described in Ormat’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 2, 2020 and from time to time, in Ormat’s quarterly reports on Form 10-Q that are filed with the SEC.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

For the Three and Nine Month Periods Ended September 30, 2020 and 2019

	Three Months Ended September 30,		Nine-Months Ended September 30,
	2020	2019	2020	2019
	(Dollars in thousands, except per share data)
Revenues:
Electricity	123,660	123,978	395,201	395,965
Product	29,625	43,037	120,737	147,195
Energy storage and management services	5,662	3,484	10,022	10,442
Total revenues	158,947	170,499	525,960	553,602
Cost of revenues:
Electricity	76,670	80,124	219,988	231,442
Product	24,037	31,073	95,724	114,495
Energy storage and management services	4,210	3,807	9,014	12,844
Total cost of revenues	104,917	115,004	324,726	358,781
Gross profit	54,030	55,495	201,234	194,821
Operating expenses:
Research and development expenses	1,490	1,062	4,281	2,772
Selling and marketing expenses	4,076	3,783	13,724	10,924
General and administrative expenses	14,539	11,931	43,154	41,801
Business interruption insurance income	(17,761)	—	(20,743)	—
Operating income	51,686	38,719	160,818	139,324
Other income (expense):
Interest income	626	482	1,469	1,195
Interest expense, net	(21,756)	(20,076)	(58,814)	(62,816)
Derivatives and foreign currency transaction gains (losses)	1,047	205	2,111	696
Income attributable to sale of tax benefits	7,014	4,056	16,818	16,457
Other non-operating income (expense), net	961	244	1,343	1,362
Income from operations before income tax and equity in earnings (losses) of investees	39,578	23,630	123,745	96,218
Income tax (provision) benefit	(15,361)	(9,626)	(45,275)	(20,136)
Equity in earnings (losses) of investees, net	(1,119)	1,085	(196)	3,334
Net income	23,098	15,089	78,274	79,416
Net income attributable to noncontrolling interest	(7,419)	516	(13,516)	(3,927)
Net income attributable to the Company's stockholders	15,679	15,605	64,758	75,489
Earnings per share attributable to the Company's stockholders:
Basic:
Net income	0.31	0.31	1.27	1.49
Diluted:
Net income	0.31	0.30	1.26	1.48
Weighted average number of shares used in computation of earnings per share attributable to the Company's stockholders:
Basic	51,072	50,933	51,051	50,816
Diluted	51,282	51,334	51,386	51,124

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

For the Periods Ended September 30, 2020 and December 31, 2019

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	197,309	71,173
Restricted cash and cash equivalents	92,233	81,937
Receivables:
Trade	157,497	154,525
Other	23,349	22,048
Inventories	34,384	34,949
Costs and estimated earnings in excess of billings on uncompleted contracts	18,123	38,365
Prepaid expenses and other	9,696	12,667
Total current assets	532,591	415,664
Investment in unconsolidated companies	91,277	81,140
Deposits and other	39,293	38,284
Deferred income taxes	108,145	129,510
Property, plant and equipment, net	2,036,821	1,971,415
Construction-in-process	463,073	376,555
Operating leases right of use	16,762	17405
Finance leases right of use	12,399	14161
Intangible assets, net	197,002	186,220
Goodwill	23,584	20,140
Total assets	3,520,947	3,250,494

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	144,473	141,857
Short term revolving credit lines with banks (full recourse)	—	40,550
Commercial paper	—	50,000
Billings in excess of costs and estimated earnings on uncompleted contracts	7,683	2,755
Current portion of long-term debt:
Senior secured notes	24,836	24,473
Other loans	35,369	34,458
Full recourse	17,768	76,572
Operating lease liabilities	3,026	2,743
Finance lease liabilities	3,148	3,068
Total current liabilities	236,303	376,476
Long-term debt, net of current portion:
Limited and non-recourse:
Senior secured notes	320,936	339,336
Other loans	293,415	317,395
Full recourse:	—	—
Senior unsecured bonds	696,868	286,453
Other loans	64,150	68,747
Operating lease liabilities	13,407	14,008
Finance lease liabilities	9,706	11,209
Liability associated with sale of tax benefits	112,950	123,468
Deferred income taxes	101,886	97,126
Liability for unrecognized tax benefits	12,643	14,643
Liabilities for severance pay	18,132	18,751
Asset retirement obligation	52,193	50,183
Other long-term liabilities	7,812	8,039
Total liabilities	1,940,401	1,725,834

Commitments and contingencies

Redeemable noncontrolling interest	8,743	9,250

Equity:
The Company's stockholders' equity:
Common stock	51	51
Additional paid-in capital	920,210	913,150
Retained earnings	534,984	487,873
Accumulated other comprehensive income (loss)	(15,503)	(8,654)
Total stockholders' equity attributable to Company's stockholders	1,439,742	1,392,420
Noncontrolling interest	132,061	122,990
Total equity	1,571,803	1,515,410
Total liabilities, redeemable noncontrolling interest and equity	3,520,947	3,250,494

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Reconciliation of EBITDA and Adjusted EBITDA

For the Three and Nine-Month Periods Ended September 30, 2020 and 2019

We calculate EBITDA as net income before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for (i) termination fees, (ii) impairment of long-lived assets, (iii) write-off of unsuccessful exploration activities, (iv) any mark-to-market gains or losses from accounting for derivatives, (v) merger and acquisition transaction costs, (vi) stock-based compensation, (vii) gain or loss from extinguishment of liabilities, (viii) gain or loss on sale of subsidiary and property, plant and equipment and (ix) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States, or GAAP, and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. Our board of directors and senior management use EBITDA and Adjusted EBITDA to evaluate our financial performance. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table reconciles net income to EBITDA and Adjusted EBITDA for the three and nine-month periods ended September 30, 2020 and 2019.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Dollars in thousands)		(Dollars in thousands)
Net income	23,098	15,089	78,274	79,416
Adjusted for:
Interest expense, net (including amortization of deferred financing costs)	21,130	19,594	57,345	61,621
Income tax provision (benefit)	15,361	9,626	45,275	20,136
Adjustment to investment in an unconsolidated company: our proportionate share in interest expense, tax and depreciation and amortization in Sarulla	4,395	2,644	10,271	7,884
Depreciation and amortization	39,628	36,365	111,728	106,982
EBITDA	103,612	83,318	302,893	276,039
Mark-to-market gains or losses from accounting for derivative	431	(330)	(1,612)	(1,909)
Stock-based compensation	2,807	2,228	7,060	7,231
Merger and acquisition transaction costs	211	250	1,369	750
Settlement expenses	—	—	1,277	—
Adjusted EBITDA	107,061	85,466	310,987	282,111